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                                                                    EXHIBIT 10.1

                             FIRST AMENDMENT TO THE
              CYBERONICS, INC. AMENDED AND RESTATED 1997 STOCK PLAN


        WHEREAS, there is reserved to the Board of Directors ("Board") of Cyberonics, Inc. in Section 15 of the Cyberonics, Inc. Amended and Restated 1997 Stock Plan (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

        WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;

        NOW, THEREFORE, the Plan is hereby amended effective as of March 21, 2001, by adding a new Section 9(a)(iv) to read as follows:

                (iv) Without stockholder approval, neither the Company, the Board nor the Committee shall reduce the exercise price of any outstanding Option; however, this provision shall not prevent adjustments pursuant to Section 13(a).

        Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.